THIRD AMENDMENT dated as of September 30, 1998 (the
                           "Third Amendment and Waiver") to the CREDIT AGREEMENT dated as of October 16, 1997, as amended by the First Amendment and Waiver dated as of March 27, 1998 and the Amendment No. 2 dated as of August 24, 1998 (the "Credit Agreement") between TECHNOLOGY FLAVORS & FRAGRANCES, INC., a Delaware corporation having its principal place of business at 10 Edison Street East, Amityville, New York 11701 (the "Borrower") and THE CHASE MANHATTAN BANK, a New York banking corporation, having an office at 395 North Service Road, Suite 302, Melville, New York 11747 (the "Bank").


WHEREAS, the Borrower has requested and the Bank has agreed, subject to the terms and conditions of this THIRD AMENDMENT, to amend certain provisions of the Credit Agreement to reflect the requests herein set forth;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Amendment to ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS. Section 1.1. Definitions.

      The definition of "Margin" is hereby amended by deleting it in its entirety and substituting therefor the following:

      ""Margin" means with respect to LIBOR Loans three and three-quarters percent (3.75%) per annum."

2. Amendment to ARTICLE 2. REVOLVING CREDIT FACILITY. Section 2.6. Reduction of Revolving Credit Commitment. paragraph (c).

      Section 2.6 (c) of the Credit Agreement is hereby amended by deleting it in its entirety and by substituting therefor the phrase "Intentionally Omitted".

3.    Amendment to ARTICLE 4. GENERAL CREDIT PROVISIONS; FEES AND PAYMENTS.
      Section 4.3 Interest on Loans. Subsection (a) Alternate Base Rate Loans.

      Section 4.3 (a) of the Credit Agreement is hereby amended by deleting the phrase "plus a margin of 1/2 of 1% per annum" contained in the fourth line thereof and substituting therefor the phrase "plus a margin of 1% per annum".

4. Amendment to ARTICLE 10. FINANCIAL COVENANTS. Section 10.1. Consolidated Funded Debt To Consolidated EBITDA.

      Section 10.1 of the Credit Agreement is hereby amended by deleting it in its entirety and by substituting therefor the phrase "Intentionally Omitted."

5. Amendment to ARTICLE 10. FINANCIAL COVENANTS. Section 10.2. Consolidated Net Worth Plus Consolidated Subordinated Debt.

      Section 10.2 of the Credit Agreement is hereby amended by deleting it in its entirety and by substituting therefor the following:

      "Maintain at all times for the periods set forth below a minimum sum of Consolidated Net Worth Plus Consolidated Subordinated Debt of not less than the amounts set forth opposite such periods:

                  Period                               Amount
                  ------                               ------

               9/30/98 - 12/30/98                     $3,590,000
               12/31/98 - 3/30/97                     $3.340,000
               3/31/97 and thereafter                 $3,440,000"

6. Amendment to ARTICLE 10. FINANCIAL COVENANTS. Section 10.3. Consolidated Debt Service Coverage Ratio.

      Section 10.3 of the Credit Agreement is hereby amended by deleting it in its entirety and by substituting therefor the phrase "Intentionally Omitted."

7.    Amendment to ARTICLE 10. FINANCIAL COVENANTS. Section 10.4. No Losses.

      Section 10.4 of the Credit Agreement is hereby amended by deleting it in its entirety and by substituting therefor the following:

           "(i) Not suffer a net loss, on a consolidated basis, in excess of $1,888,000 for the fiscal quarter ending September 30, 1998, (ii) not suffer a net loss, on a consolidated basis, in excess of $250,000 for the fiscal quarter ending December 31, 1998; (iii) not suffer a net loss, on a consolidated basis in excess of $2,414,000 for the fiscal year ending December 31; and (iv) shall not permit net income, on a consolidated basis to fall below $100,000 for the fiscal quarter ending March 31, 1999. For purposes of this Section 10.4, consolidated net income (or net loss, as applicable) shall include extraordinary losses and extraordinary gains in each such fiscal quarter."

This THIRD AMENDMENT shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

All capitalized terms not otherwise defined herein are used with the respective meanings given to such terms in the Credit Agreement.

Except as expressly amended or waived hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof and are hereby ratified and affirmed. This THIRD AMENDMENT herein contained is limited specifically to the matters set forth above and does not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any default which may occur or may have occurred under the Credit Agreement. This THIRD AMENDMENT supersedes any prior negotiations, agreements, understandings or arrangements, or written and verbal communications by the Bank to the Borrower with regard to the matters set forth herein and this THIRD AMENDMENT together with the Credit Agreement and the Facility Documents contain the entire understanding and agreement of the parties with respect to the subject matter contained herein.

Please be advised that any requests for additional amendments and waivers of compliance withthe terms of the Credit Agreement will be evaluated by the Bank when formally requested in writing by the Borrower and subject to approval by the Bank, in its sole discretion. All amendments and waivers shall be subject to the provisions of Section 12.1 of the Credit Agreement.

The Borrower hereby represents and warrants that, after giving effect to this THIRD AMENDMENT, (i) all representations and warranties contained in Article 7 of the Credit Agreement shall be deemed restated and are true and correct as of the date hereof and (ii) no Event of Default or event which with the giving of notice or lapse of time or both would constitute an Event of Default exists under the Credit Agreement or any documents relating thereto; and no right of offset, defense, counterclaim or objection in favor of the Borrower arising out of or with respect to the Obligations exists.

This THIRD AMENDMENT may be executed in any number of counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one THIRD AMENDMENT. This THIRD AMENDMENT shall become effective when the Bank shall have received (x) a waiver fee in the amount of $2,000 payable to the Bank by the Borrower and (y) counterparts of this THIRD AMENDMENT duly executed by an authorized signer of each of the parties hereto.

IN WITNESS WHEREOF, the Borrower and the Bank have caused this THIRD AMENDMENT to be duly executed by their duly authorized officers, all as of the day and year first above written.

TECHNOLOGY FLAVORS & FRAGRANCES, INC.


By:
   ---------------------------------
Name:
Title:

THE CHASE MANHATTAN BANK


By:
   ---------------------------------
Name:
Title:  Vice President

The undersigned, not a party to the Credit Agreement but a Guarantor under a separate Guarantee dated as of October 16, 1997 in favor of The Chase Manhattan Bank (the "Guarantee") hereby consents, accepts and agrees to the terms of the THIRD AMENDMENT AND WAIVER contained herein and reaffirms that such Guarantee remains in full force and effect.

TECHNOLOGY FLAVORS & FRAGRANCES, INC. (CANADA)


By:
   ---------------------------------
Name:
Title:

The undersigned, not a party to the Credit Agreement but a Guarantor under a separate Guarantee dated as of March 27, 1998 in favor of The Chase Manhattan Bank (the "Guarantee") hereby consents, accepts and agrees to the terms of the THIRD AMENDMENT AND WAIVER contained herein and reaffirms that such Guarantee remains in full force and effect.


TECHNOLOGY FLAVORS & FRAGRANCES CHILE S.A.


By:
   ---------------------------------
Name:
Title: